                                                                   Exhibit 10.13

                        Software Development Agreement
                            Agreement No. D1279_____
                          HP Agreement No. VER-00-018
                                           ----------

THIS SOFTWARE DEVELOPMENT AGREEMENT (this "Agreement") is made as of May 25, 2000, by and between VeriFone, Inc, a division of HEWLETT-PACKARD COMPANY, a Delaware corporation ("HP"), and LYNUXWORKS, INC., a California corporation ("Developer").

1.   DEFINITIONS

     1.1   "Developer Code" shall mean the BlueCat Linux Operating System and
           ----------------
           Cross Development Environment software source code existing as of the date of this Agreement which is incorporated into the source code of the Software. The "BlueCat Lynx Operating System and Cross Development Environment contains non-GPL code, as developed by LynuxWorks. This non-GPL code will be available under this Agreement in binary form only. The license terms for the non-GPL code (including VisualLynx) will be stated in section 4 herein.

     1.2   "Development Program" shall mean the activities undertaken by the
           ---------------------
           parties hereunder for the development of the Software and Documentation satisfying the Specifications pursuant to this Agreement.

     1.3   "Development Work" shall mean the Software, Documentation and all
           ------------------
           other results and items arising out of the Development Program, including without limitation, all Deliverables, programming materials, source code and binary code for the GPL portions of the code, binaries for the non-GPL portions of the code, inventions, designs, notes, records, memoranda, documentation and other materials, as well as all Enhancements, derivatives and modifications thereof, and all intellectual property rights thereto.

     1.4   "Deliverables" shall mean the Software, Documentation and other
           --------------
           materials to be delivered by Developer to HP with respect to each Milestone.

     1.5   "Documentation" shall mean the reference, implementation and user
           ---------------
           manuals which describe in reasonable detail the operation of the Software that is normally provided by Developer as part of its deliveries to its customers.

     1.6   "Enhancements" shall mean error corrections, bug fixes, modifications
           --------------
           and updates with respect to the Software.

     1.7   "HP Property" shall mean all property, including, designs, software,
           -------------
           documentation, models, tools, devices and other materials, owned or licensed to HP, which may be furnished to Developer by HP under this Agreement.

     1.8   "Milestone" shall mean each development or delivery milestone of the
           ----------
           Development Program as set forth in the "Milestone Schedule" attached hereto as Exhibit B. "Milestone Payment" means a payment obligation related to the achievement and acceptance of a particular Milestone.

     1.9   "Software" shall mean the computer software program(s) described in
           ---------
           Exhibit A to be developed by Developer pursuant to the Development Program, together-with all Enhancements made thereunder.

     1.10  "Source Code" shall mean the readable forms together with make and
           ------------
           build files.

     CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED POTIONS.

     1.11  "Specifications" shall mean the specifications set forth in Exhibit A
           ----------------                                            ---------
           for the Software to be developed hereunder.

2.  DEVELOPMENT EFFORT

     2.1  Development. Commencing upon the execution of this Agreement,
          ------------
Developer agrees to use its commercially reasonable efforts to perform its obligations under the Development Program, to achieve each Milestone and to deliver Deliverables, which satisfy the test criteria specified in Exhibit A, section 7.0.

     2.2  Subcontractors.  Developer may subcontract the performance of the
          --------------
Development Program to third parties, provided that each such subcontractor shall have agreed in writing to be bound by terms and conditions at least as stringent and restrictive as the terms and conditions of this Agreement and the license agreement covering the non-GPL code, including in particular Sections 4, 7 and 10.

     2.3  Program Management and Changes. Each party designated the person(s)
          -------------------------------
set forth in Exhibit D as the primary contact of each party with respect to this Agreement, which person(s) may be redesignated by a party by notice to the other. In the event of a necessary or desired change in any material aspect of the Development Program, the parties shall mutually agree to any such change in writing prior to its implementation. A proposed change shall be initiated by the proposing party in a written notice to the other party. The receiving party shall review such proposal in a timely manner. The parties agree to discuss in good-faith the effect on each party of such proposed change, including any effect on the binary and/or cost of the Development Program.

3.   DELIVERY AND ACCEPTANCE

     3.1  Delivery.  Upon completion of each Milestone for which Developer is
          ---------
responsible, Developer shall promptly notify HP and deliver to HP the corresponding Deliverables. Prior to the delivery of any Deliverable, Developer will have performed its internal testing to assure that such Deliverable conforms to the Specifications. Deliverables shall be in source code and binary code for the GPL portions of the Software and in binary code forms for the non-GPL Deliverable portions. Deliverables consisting of Documentation shall be in both human-readable and electronic formats.

     3.2  Acceptance:
          -----------

          a. Upon Developer's delivery to HP of Deliverables with respect to a milestone, HP will evaluate whether such Deliverables conform to the applicable Specifications pursuant to the acceptance test criteria and acceptance procedure detailed in 3.2. HP will give Developer written notice of acceptance or rejection of Deliverable within 15 business days after receipt of the Deliverable (the "Acceptance Period"). If a statement of rejection is given:

                Developer agrees to make commercially reasonable efforts to correct all nonconformities to Specifications as stated by HP and redeliver the corrected Deliverables for acceptance within fifteen (15) business days or as agreed to between the parties after receipt of such notice of rejection.

          b. A Milestone shall be deemed completed with Deliverables with respect to that Milestone accepted by HP, only when HP provides a written acceptance notice to Developer;

             provided, however, if HP fails to provide such an acceptance notice or a statement of rejection to Developer within Acceptance Period, such Deliverables will be deemed accepted by HP.

          c. In the event that Developer fails to deliver to HP acceptable Deliverables for any Milestone within sixty (60) days after the original Milestone date therefor, or after three (3) attempts to correct stated nonconformities to Specifications, HP may in its sole option, terminate this Agreement pursuant to section 8, Term and Termination.

     3.3  License.  Once all Deliverables have been accepted by HP, Developer
          -------
          agrees to commercially license the Software arising out of such Development Work within a commercially reasonable time period after the Development Work is complete. Developer understands that the payments made by HP hereunder are to expedite Developer's development of the Software so that HP can purchase the commercial Software product resulting from such Development when such Development is complete.

4.   OWNERSHIP AND LICENSES

     4.1  Ownership and License:
          ----------------------

          a. Portions of the Developer Code are open source and may be distributed under the terms of the GNU General Public License
              (GPL), which terms are located at
              http://www.gnu.org/copyleft/gpl.html or other open source license
              ------------------------------------
              modules and which are incorporated herein by reference. Except as may otherwise be permitted, the Software, Documentation, Enhancements and other Development Work shall also be governed by the terms of the GPL. To the extent that the Software, Documentation, Enhancements and other Development Work or any part thereof falls outside the scope of Section 2 of the GPL, HP shall own Confidential Information that HP owned prior to the Agreement and for which it provided under this Agreement to Developer and Developer shall own the Software and any modifications to the Software, Documentation, Enhancements and other Development Work. Except for any Confidential Information of HP, Developer shall have the right to use, sell, sublicense and distribute the Software, Documentation, Enhancements and any other Development Work to third parties. In any event the non-GPL code will be delivered in binary form to HP as a Deliverable as otherwise required by this Agreement. To the extent not covered by the grant of license in the GPL or other open source licenses, Developer hereby grants to HP and its subsidiaries and affiliates a non-exclusive, worldwide, perpetual, irrevocable right and license, including the right to sublicense, to use, reproduce, modify and distribute the Software, Documentation, Enhancements and other Development Work to any third parties, subject to the royalty provisions in Exhibit B stated herein.

     4.2  Developer Code. Notwithstanding any provision to the contrary,
          --------------
          Developer shall own and retain all right, title and interest it may have in the Developer Code incorporated within the Software existing as of the effective date of this of this Agreement. With respect to such Developer Code incorporated within the Software, Developer hereby grants to HP a non-exclusive, world-wide, perpetual right and license, subject to applicable royalty provisions, in Exhibit B including the right to sublicense, to use, reproduce, modify, display and distribute the Developer Code, in binary code only, solely as part of the Software unless such Developer Code is governed by the GPL or other open source provisions. In such case, such provisions shall apply.

     4.3  HP Property. HP hereby grants to Developer a non-exclusive, royalty-
          -----------
          free, non-transferable internal license to use the HP Property and intellectual property embodied therein, for the sole purpose of performing Developer's obligation under this Agreement. No HP Property may be provided to any third party without the prior written approval by HP, unless otherwise required by the GPL or other open source license. All HP Property shall returned immediately upon HP's request.

5.  MAINTENANCE AND SUPPORT

     5.1  Maintenance and Support for Software. Developer agrees to provide to
          ------------------------------------
          HP the maintenance and support services as set forth in Exhibit C for the duration of this Agreement. Maintenance and support thereafter shall be governed by a separate and independent agreement. Except as otherwise agreed in writing between HP and Developer, HP will be responsible for all maintenance and support of the Software with respect to any end-users.

     5.2  Product Evolution. The parties anticipate that HP may from time to
          -----------------
          time request additional functionalities to be made to the Software. Upon request by HP, Developer agrees to make such adaptations, or develop such enhancements on terms and conditions to be mutually agreed upon in writing, which may provide for additional payments by HP to Developer. The fee for any such adaptations or enhancements shall be at the Developer's then current rates.

     5.3  Additional Developer Services. Upon request by HP, Developer agrees to
          -----------------------------
          negotiate in good faith with HP with respect to providing additional maintenance, support or other service with respect to the Software for HP and/or its customers.

6.   COST AND FEES

     6.1  Development Costs. In consideration of the development activities to
          -----------------
          undertaken by Developer hereunder, HP will pay Developer an aggregate amount of [*] Dollars ($[*]), payable in installments in accordance with the Milestones Schedule.

     6.2  Payment Process. Unless otherwise agreed in writing, Milestone
          ---------------
          payments will be made within thirty (30) days after acceptance by HP of the Deliverables associated with such Milestones. The payment milestones are as follows:

          [*] ([*]%) percent of the Development costs upon [*]
          [*] ([*]%) percent of the Development costs upon [*].

7.   WARRANTIES AND INDEMNIFICATION

     7.1  General Warranty. Each party warrants that it has full power and
          -----------------
          authority to enter into this Agreement, perform its obligations hereunder, and grant the rights to the other party granted herein.

     7.2  Media Warranty. Developer warrants that the physical media of the
          ---------------
          disks supplied to HP shall contain true and correct copies of the Software developed under this Agreement and shall be free from defects in workmanship and materials. HP's remedy for breach of the foregoing warranty shall be replacement of the defective disk.

          [*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARAELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     7.3  No Infringement. To the extent that the Deliverables are not governed
          ----------------
          by the provisions of the GPL, Developer warrants that the Deliverables delivered to HP hereunder do not violate or infringe any patent, copyright, trade secret or other proprietary right of any third party, and that Developer is not aware of any facts upon which such a claim for infringement could be based. Developer makes no warranties as to the Developer's Code and/or "work based on the Program" as that term is used in the GPL; such code and/or work is governed by Section 11 of the GPL.

     7.4  Infringement Defense. Developer will defend any claim, suit, or
          ---------------------
          proceeding brought against HP or its customers insofar as it is based on a claim arising out of Developer's breach of Section 7.3, above; provided that Developer is notified promptly in writing of such claim, and given full authority, information and assistance (at Developer's expense) to handle the expense to handle the defense or settlement of any suit or proceeding. Developer agrees to pay all damages and costs awarded therein against HP and its customers.

     7.5 In case the Deliverables, or any part thereof not governed by the GPL, is held to constitute an infringement and its use is enjoined, Developer shall, at its own expense and at its option, either procure for HP and its customers the right to continue to use or, if applicable, replace such Deliverable or Documentation with noninfringing program or documentation of equivalent function and performance, or modify them so they become noninfringing without detracting from function or performance.

     7.6 Notwithstanding the forgoing, Developer shall have no responsibility for claims arising from (i) modifications of the Software or Documentation made by HP if such claim would not have arisen but for such modifications, or (ii) combination or use of the Software or Documentation with HP products if such claim would not have arisen but for such combination or use.

     7.7  Warranty. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER
          --------
          PARTY MAKES ANY OTHER WARRANTIES OR CONDITIONS, EITHER EXPRESS OR IMPLIED, REGARDING THE SOFTWARE AND RELATED DOCUMENTATION, INCLUDING WITHOUT LIMITATION AS TO THEIR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

     7.8  Program Warranty. Developer warrants that, as of the time of
          ----------------
          acceptance, the Software will operate in accordance with and substantially conform to the Documentation and the test criteria stated in Exhibit A, section 7.0, manuals and any relevant data sheet(s) provided by Developer.

8.   TERM AND TERMINATION

     8.1  Term. Unless terminated earlier under this Section 8, this Agreement
          -----
          will terminate upon delivery and acceptance of the final Milestone and fulfillment of all obligations by Developer hereunder.

     8.2  Termination for Breach. HP may terminate this Agreement by written
          -----------------------
          notice to Developer if Developer breaches any material provision of this Agreement and such Breach is not cured within thirty (30) days after receipt of written notice thereof from HP.

     8.3  Effect of Termination.
          ----------------------

          a. In the event of termination by HP due to the material breach of Developer prior to delivery and acceptance of the final Software to HP, Developer shall immediately deliver to HP all HP property and information in Developer's possession relating to the

              Software. In the event of such termination, HP shall be relieved of all obligations to make payment for any Deliverables that were not accepted by HP. This provision shall not limit or waive any other remedies that HP may have under law or equity.

          b. Survival. Notwithstanding any termination of this Agreement, the following provisions shall survive for the period specified therein, if any; Sections 4.1 and 4.2 (Ownership and Licenses);
              Section 7 (Warranties and Indemnification); Section 9 (Limited Liability); Section 10 (Confidential Information); and Section 11 (Other Provisions).

9.   LIMITED LIABIITY

     9.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM ANY CLAIM OR ACTION HEREUNDER, BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR DAMAGES FOR ANY CAUSE WHATSOEVER IN AN AMOUNT IN EXCESS OF THE AMOUNT PAYABLE TO DEVELOPER UNDER THIS AGREEMENT, EXCEPT FOR DAMAGES RELATING TO BREACHES CONCERNING SECTIONS 7.3 AND 10.

10.  CONFIDENTIAL INFORMATION

     10.1  Confidential Information. During the term of this Agreement, either
           ------------------------
           party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event such information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the information shall (i) be marked as confidential at the time of disclosure, or (ii) if disclosed orally but stated to be confidential, be designated as confidential in writing by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within a reasonable period of time after such oral disclosure. Notwithstanding any provision to the contrary, all source code provided by Developer or HP to the other, and all business information with respect to any unpublished Developer or HP products, are deemed Confidential Information for the purposes of this Section 10.

     10.2  Nondisclosure. Confidential Information may be used by the receiving
           --------------
           party only with respect to performance of its obligations under this Agreement, and only by those employees of the receiving party who have a need to know such information for the purposes related to this Agreement. The receiving party shall protect the Confidential Information of the disclosing party by using the same degree of care (but no less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own confidential information of like nature. The receiving party's obligation under this Section 10 shall be for a period of ten (10) years after the date of disclosure.

     10.3  The foregoing obligation shall not apply to any information which is
           (i) already known by the receiving party prior to disclosure; (ii) publicly available through no fault of the receiving party; (iii) rightfully received from a third party without a duty of confidentially (iv) disclosed by the disclosing party to a third party without a duty of confidentially on such third party; (v) independently developed by the receiving party prior to or independent of the disclosure;

           (vi) disclosed under operation of law; or (vii) disclosed by the receiving party with the disclosing party's prior written approval.

     10.4  Access to Information Systems. Access, if any, to HP's systems is
           ------------------------------
           granted solely to perform the Work under this Agreement, and is limited to those specific HP systems time periods and personnel as are separately agreed to by HP and Developer from time to time. HP may require Developer's employees, Subcontractors or agents to sign individual agreements prior to access to HP's systems. Use of any other HP systems is expressly prohibited. This prohibition applies even when an HP system that Developer is authorized to access serves as a gateway to other systems outside the Developer's scope of authorization. Developer agrees to access systems only from specific locations approved for access by HP. For access outside of HP premises, HP will designate the specific network connections to be used to access systems.

     10.5  Security of Information. Without limiting the foregoing, Developer
           ------------------------
           agrees to maintain security measures to comply with the above obligations and to ensure that access granted will not impair the integrity and availability of HP systems. Upon reasonable notice, HP may audit Developer to verify Developer's compliance with these obligations.


11.  OTHER PROVISIONS

     11.1  Publicity. Each party agrees not to publish or disclose the existence
           ---------
           or terms of this Agreement to any third party without the prior written consent of the other except as required by law. In particular, no press releases shall be made without the mutual written consent of each party, nor may Developer use HP marks or HP's name as a customer reference. Notwithstanding the previous sentence, the parties agree to issue a joint press release concerning this program at the earliest convenient date after Agreement execution.

     11.2  Independent Contractors. The relationship of the parties under this
           -----------------------
           Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.

     11.3  Dispute Resolution. In the event of disagreement with respect to any
           -------------------
           aspect of this Agreement, the parties agree to discuss in good-faith to reach an amicable resolution, and to escalate such resolution process to the appropriate members of their respective management organization who have the power and authority to achieve a successful resolution.

     11.4  Notice.  Unless otherwise stated, all notices required under this
           -------
           Agreement shall be in writing and shall be considered given upon personal delivery of the written notice or within forty eight (48) hours after deposit in the U.S. Mail, certified or registered, and addressed to the appropriate relationship manager as set forth in Exhibit D.

     11.5  No Assignment. Neither party may assign or transfer any of the rights
           --------------
           or responsibilities set forth herein, or change its control of ownership, without the express written consent of the other party (which consent shall not be unreasonably withheld or delayed) and any purported attempt to do so shall be deemed void. Notwithstanding the foregoing, such written consent is not required in the event of a merger or sale of all or substantially all of the assets of either company, in which case this Agreement shall be assigned to the surviving entity.

     11.6  Governing Law. This Agreement is made under and shall be construed in
           --------------
           accordance with the law of the State of California, without reference to conflict of laws principles.

     11.7  Severability. The terms of this Agreement shall be applicable
           -------------
           severally to each Software program, if more than one, and any dispute affecting either party's rights or obligations as to one or more Software program(s) shall not affect the rights granted hereunder as to any other Software program. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect, and the parties will negotiate in good-faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

     11.8  Headings. The captions of and headings used in this Agreement are for
           ---------
           convenience of reference only and are not to be considered in any way as material terms or be used to interpret the provisions of this Agreement.

     11.9  No Use Obligation. Except as expressly provided herein, HP may in its
           ------------------
           sole discretion decide whether or not to use or distribute the Software as it deems appropriate. Nothing in this Agreement shall be construed or interpreted as placing a "best efforts" standard upon HP with respect to the use and distribution of the Software.

     11.10 Non-Restrictive Relationship. Nothing in this Agreement shall be
           -----------------------------
           construed to preclude HP from independently developing, acquiring from other third parties, distributing or marketing software programs or other products which may perform the same or similar functions as the Software provided under this Agreement.

11.11  Modifications.  This Agreement may only be modified only by a writing
       --------------
       signed by an authorized representative of each party.

11.12  Waiver.  Neither party's failure to exercise any of its rights hereunder
       -------
       shall constitute or be deemed a waiver or forfeiture of any such rights.

11.13  Force Majeure.  Nonperformance of either party will be excused to the
       --------------
       extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, or other similar reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party, provided that the non-performing party gives prompt notice of such conditions to the other party and makes all reasonable efforts to perform.

11.14  Export Control.  Each party agrees to comply with all applicable United
       ---------------
       States laws and regulations which may govern the export of Software abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

11.15  Entire Agreement.   This document represents the entire agreement between
       -----------------
       the parties as to the matter set forth herein and supersedes all prior discussions or understandings between them.

11.16  Exhibits.  Each Exhibit referred to in this Agreement is incorporated in
       ---------
       full in this Agreement whatever reference to it is made:

       EXHIBIT A    SOFTWARE DESCRIPTION AND STATEMENT OF WORK

       EXHIBIT B    ROYALTIES AND PRICING

       EXHIBIT C    SUPPORT AND MAINTENANCE

       EXHIBIT D    RELATIONSHIP MANAGERS

11.17  Counterparts.  This Agreement may be executed in counterparts, each of
       -------------
       which shall be deemed an original.

Agreed:

HEWLETT-PACKARD COMPANY                DEVELOPER

By: /s/ Mario Gonzalez                 By: /s/ Bhupi Singh
   ---------------------------------      ----------------------------------

Printed Name: Mario Gonzalez           Printed Name: Bhupi Singh
             -----------------------                ------------------------

Title: Controller                      Title: V.P. Finance & CFO
      ------------------------------         -------------------------------

Jennifer/LynuxWorks/hp.software.dev.051700

                                   Exhibit A
                           SOFTWARE DESCRIPTION AND
                         DEVELOPMENT STATEMENT OF WORK

Software:
--------

BlueCat Linux Operating System and Cross Development Environment for the [*] microprocessor.

This includes [*] cross (VisualLynuxWorks) and. Cogent Computer Systems [*] Motherboard with [*] CPU Module, which will be the reference platform.

Specifications:
--------------

Statement of Work

1.0 Introduction
This Exhibit provides the Statement of Work for the Development Program.

2.0 Project Description

The Development Program is to create a version of the BlueCat Linux Operating System operating on the [*] microprocessor. The development environment shall be based on [*] and Microsoft [*] or later. This development environment is called, at the time of this contract execution, "VisualLynx."

The Development Program also includes the development of Flash File System (FFS) and Advanced Power Management (APM) for BlueCat Linux. The FFS and APM requirements are described below.

3.0 Requirements

 .    3.1 BlueCat Linux for [*]

     BlueCat Linux 2.0 shall be ported to run on the [*] microprocessor. The "reference platform" for this port shall be the [*] Computer Systems [*] Motherboard with the [*] CPU Module. BlueCat Linux shall run in [*] mode. BlueCat Linux shall support programs written in both C and C++.

 .    3.2 VisualLynx for [*]

     VisualLynx shall be ported to support BlueCat Linux and the [*]. The host platform will be a Microsoft Windows 98/NT based personal computer running Microsoft [*] or later. The VisualLynx GNU debugger (gdb) shall use the [*]. VisualLynx shall provide support for developing C or C++ applications. BlueCat Linux kernel or driver development shall be supported using the underlying GNU tools.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

 .    3.3 FFS

     Flash File System (FFS) shall be provided to run with the BlueCat Linux operating system on the [*]. The FFS shall support the [*] device, [*], or its equivalent. Developer and HP shall develop a mutually agreeable requirements specification for FFS. The following FFS requirements have been tentatively identified.

        -  [*] and [*] support
        -  [*]
        -  [*] mapping
        -  [*] recovery

 .    3.4 APM

     Advanced Power Management (APM) shall be provided to run with the BlueCat Linux operating system on the [*]. Developer and HP shall develop a mutually agreeable requirements specification for APM. The following APM requirements have been tentatively identified:

        -  [*]
        -  [*]
        -  [*] and [*] Monitoring
        -  [*] Mode
        -  [*] control

4.0  Non-Requirements

The following have been deemed non-requirements as they have not been considered in the scope of this project:

 .    4.1 VisualLynx for BlueCat Linux kernel

     VisualLynx provides an application development environment for LynuxWorks/'/ LynxOS and BlueCat Linux operating systems. This application development environment is highly integrated with Microsoft Visual C++. VisualLynx does not currently provide the ability to develop and debug operating system kernel or driver software. However, bundled with VisualLynx are the standard GNU development tools. These GNU development tools have been modified to run on Microsoft Windows in a "command window" (or sometimes called a "DOS window") and may be used to perform operating system kernel and driver development.

5.0  Deliverables

Following are the deliverables for the project. Tstart is defined to be start of the development efforts described above and shall be no later than the execution date of this agreement.

 .    BlueCat Linux Development Environment for Windows (including
     VisualLynx)

     Alpha Release: Tstart + [*] months

     Final Release: Tstart + [*] months

 .    BlueCat Linux Flash File System

     Alpha Release: TBD (based on finalizing requirements between Developer and HP)


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Final Release: TBD

 .    BlueCat Linux Advanced Power Management

     Alpha Release: TBD (based on finalizing requirements between Developer and HP)

     Final Release: TBD


6.0  Software Quality Assurance

LynuxWorks shall develop all software associated with this Statement of Work to established LynuxWorks' ISO 9001 practices and procedures.

7.0  Acceptance Test Criteria

Valid acceptance of the BlueCat [*] port shall be the ability for Developer to demonstrate and HP to reproduce the following:

 .    Successful installation of VisualLynx for BlueCat Linux onto an HP owned
     [*] cross development workstation with a VeriFone supplied copy of Visual C++ Version 6.0.

 .    Successful build on this Windows workstation of the acceptance tests targeting the [*] reference platform.

 .    Successful execution and debugging of the acceptance test demo applications running on the reference platform, debugging with GDB from the Windows
     NT/98 workstation across both serial and Ethernet connections.

 .    Successful execution of the FFS acceptance test demonstrating integrity during power fail.

 .    Successful execution of the APM acceptance test.


HP must provide all acceptance tests, which must be acceptable to Developer, to Developer no later than 2 months prior to scheduled deliveries against which the tests will be executed.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit B
                             ROYALTIES AND PRICING

1.1  BlueCat Lynux Run-Time License Royalty Price
     --------------------------------------------

The BlueCat OS run-time royalty fee is $[*].

1.2  BlueCat Lynux Operating System Source Code
     -------------------------------------------

Source code for the BlueCat Lynux operating system kernel and Linux utilities is included with the standard Cross Development Environment at no additional charge.

1.3  VisualLynx Run-Time Pricing
     ---------------------------

The run-time royalties license price for VisualLynx will be: $[*] per seat for a single unit quantity.


1.4  LynuxWorks Product Training
     ---------------------------

Standard Factory Training is offered in the form of the following BlueCat workshop:

 .  Building Embedded Systems with BlueCat Linux
 .  On-Site Training (customized for your application requirement)

These workshops are offered on a repeating scheduled basis in San Jose. All workshops are 5 days in length and are $[*] per student.

On-Site training can be obtained for any of the four training programs to be presented at a customer site, plus options, as follows:

 .  Standard Workshops conducted at customer location
 . Customer provides the hardware to be used for the training class . Workshops are typically [*] to [*] days in length

On-site training at the customer site is $[*] plus travel and expenses for a class of up to [*] students. Additional students beyond the original [*] may be added at a cost of $[*] per student with a maximum of 5 additional students.

1.5  HP Board Support Package Validation
     -----------------------------------

In addition to providing a standard reference platform for the [*] processor, Developer's Professional Services Organization offers a standard Board Support Package validation service available for a mutually agreed upon fee per hardware platform. The final price for this service is based on the complexity and custom nature of the HP's hardware platform, so this is discussed and agreed upon in advance between Developer and HP.

1.6  Support Pricing
     ---------------

Lynx will provide Priority Support pursuant to the terms contained in that separate agreement at the price of $[*] per year per developer.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit C
                            MAINTENANCE AND SUPPORT

Prior to the alpha release of the Deliverables, Developer shall provide support to the BlueCat product, pursuant to the Priority Support Agreement, contained in a separate Agreement. After the release of the alpha release by Developerof the Deliverables (currently expected to be BlueCat, FlashFile and Advanced Power Management), Developer's engineering staff will provide support until the time of final release for Deliverables, pursuant to the terms of the Priority Support Agreement, contained under a separate agreement. Points of contact will be established under those agreements.

After the final release of the Deliverables, Developer will provide support for the Deliverables by the Customer Support organization, pursuant to the Priority Support Agreement.

                                   EXHIBIT D
                             RELATIONSHIP MANAGERS

The relationship manager for Developer is:  Rick Iorillo
                                            ---------------------------
                              PHONE:        408-626-2616
                                     ----------------------------------
                              E-MAIL:       riorillo@lynx.com
                                     ----------------------------------


The relationship manager for HP is:
                                      Lance Nakamura
                                      ----------------------------------
                              PHONE:  805-625-3207
                                      ----------------------------------
                              E-MAIL: lance_nakamura@hp.com
                                     ----------------------------------


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